UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): February 23, 2009

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Under the terms of an Asset Purchase Agreement, dated as of August 11, 2006, Cardium Therapeutics, Inc. (“Cardium”), through its subsidiary, acquired substantially all of the assets and the business related to its wholly-owned subsidiary, Tissue Repair Company (“Tissue Repair”), from certain sellers now known as Tissue Repair Royalty Company, LLC (“TRC RC”). On February 23, 2009, Cardium, Tissue Repair and TRC RC agreed that a $500,000 milestone payment due in February 2009 in connection with Tissue Repair’s Phase 2 MATRIX clinical study for its Excellarate™ product candidate for the potential treatment of non-healing diabetic ulcers, would be substituted by a convertible promissory note to TRC RC in the same amount (the “Note”). The Note bears interest at a rate of 0.6% per annum and provides for principal payments of $50,000 on each of March 1, 2009, April 1, 2009, May 1, 2009 and June 1, 2009 with the remaining principal balance and any interest due on June 11, 2009. If Cardium completes an equity financing of at least $2,000,000 or elects to sell it’s Innercool Therapies subsidiary, the maturity date would be accelerated and the remaining principal and unpaid interest would become due at that time. If Cardium did not repay the Note when due, TRC RC would have the option to convert the remaining principal balance and any interest due into shares of Cardium’s common stock at a conversion price per share equal to the average of the closing or last sale price reported for the five trading days immediately preceding the maturity date of the Note, or such other price as specified in the Note if Cardium’s common stock is not then traded on the NYSE Alternext U.S. (subject to certain adjustments).

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the Note attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated into this Item 3.02. The Note and the shares of common stock into which the Note may be converted were offered and will be issued, if applicable, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The offer did not involve any form of general solicitation or general advertising.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Convertible Promissory Note dated February 23, 2009 made by Cardium for the benefit of TRC Royalty Company, LLC in the principal amount of $500,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: February 26, 2009	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer